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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Progress Energy, Inc. of our report dated June 14, 2000 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 1999 appearing on page 1 of Annual Report on Form 11-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Tampa, Florida
December 18, 2000